                                                                    Exhibit 1.1










                     THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                  D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE,
                                    AS ISSUER


                                  $200,000,000

                          9 1/4% SENIOR NOTES DUE 2009



                               PURCHASE AGREEMENT

                                      DATED

                                 MARCH 22, 2001




                         BANC OF AMERICA SECURITIES LLC

                            SALOMON SMITH BARNEY INC.

                       WELLS FARGO BROKERAGE SERVICES, LLC

                         BANC ONE CAPITAL MARKETS, INC.

                                Table of Contents

                                                                                          Page
Section 1. Representations and Warranties................................................   2

   (a)   No Registration Required........................................................   2
   (b)   No Integration of Offerings or General Solicitation.............................   2
   (c)   Eligibility for Resale Under Rule 144A..........................................   3
   (d)   The Offering Memorandum.........................................................   3
   (e)   The Purchase Agreement..........................................................   3
   (f)   The Registration Rights Agreement...............................................   3
   (g)   Authorization of the Securities and the Exchange Securities.....................   4
   (h)   Security Interest...............................................................   4
   (i)   Authorization of the Indenture..................................................   4
   (j)   Authorization of the Pledge Agreement...........................................   4
   (k)   Descriptions in the Offering Memorandum.........................................   4
   (l)   No Material Adverse Change......................................................   5
   (m)   Independent Accountants.........................................................   5
   (n)   Preparation of the Financial Statements.........................................   5
   (o)   Tribe...........................................................................   5
   (p)   Organization and Good Standing of the Issuer....................................   5
   (q)   Capitalization and Other Matters................................................   6
   (r)   Non-Contravention of Existing Instruments; No Further Authorizations
         or Approvals Required...........................................................   6
   (s)   No Material Actions or Proceedings..............................................   7
   (t)   Intellectual Property Rights....................................................   7
   (u)   All Necessary Permits, Etc......................................................   7
   (v)   Title to Properties.............................................................   7
   (w)   Tax Law Compliance..............................................................   8
   (x)   Issuer Not an "Investment Company"..............................................   8
   (y)   Insurance.......................................................................   8
   (z)   No Price Stabilization or Manipulation..........................................   8
   (aa)  No Unlawful Contributions or Other Payments.....................................   8
   (bb)  Issuer's Accounting Systems.....................................................   9
   (cc)  Compliance with Environmental Laws..............................................   9
   (dd)  Taxes; Fees.....................................................................   9
   (ee)  Regulation S Compliance.........................................................  10
   (ff)  Gaming Activities of the Tribe..................................................  10
   (gg)  Government Regulation...........................................................  10
   (hh)  ERISA...........................................................................  10

Section 2. Purchase, Sale and Delivery of the Securities.................................  10

   (a)   The Securities..................................................................  10
   (b)   The Closing Date................................................................  10

   (c)   Delivery of the Securities......................................................  10
   (d)   Delivery of Offering Memorandum to the Initial Purchasers.......................  11
   (e)   Initial Purchasers as Qualified Institutional Buyers............................  11

Section 3. Additional Covenants..........................................................  11

   (a)   Initial Purchasers' Review of Proposed Amendments and Supplements...............  11
   (b)   Amendments and Supplements to the Offering Memorandum and Other
         Securities Act Matters..........................................................  11
   (c)   Copies of the Offering Memorandum...............................................  12
   (d)   Blue Sky Compliance.............................................................  12
   (e)   Use of Proceeds.................................................................  12
   (f)   Additional Issuer Information...................................................  12
   (g)   Future Agreement Not to Offer or Sell Additional Securities.....................  13
   (h)   Future Reports to the Initial Purchasers........................................  13
   (i)   No Integration..................................................................  13
   (j)   Legended Securities.............................................................  13
   (k)   PORTAL..........................................................................  13
   (l)   Rating of Securities............................................................  13
   (m)   DTC.............................................................................  13
   (n)   Deposit of Proceeds Collateral..................................................  14
   (o)   Deposit of Additional Collateral................................................  14

Section 4. Payment of Expenses...........................................................  14


Section 5. Conditions of the Obligations of the Initial Purchasers.......................  14

   (a)   Accountants' Comfort Letters....................................................  14
   (b)   No Material Adverse Change or Ratings Agency Change.............................  15
   (c)   Opinion of Counsel for the Issuer...............................................  15
   (d)   Opinion of Special Indian Law Counsel for the Issuer and the Tribe..............  15
   (e)   Opinion of Special Counsel for the Issuer.......................................  15
   (f)   Opinion of Special Indian Law Counsel for the Issuer............................  15
   (g)   Opinion of Counsel for the Initial Purchasers...................................  15
   (h)   Officers' Certificate of the Issuer.............................................  15
   (i)   Bring-down Comfort Letter.......................................................  16
   (j)   PORTAL Listing..................................................................  16
   (k)   Registration Rights Agreement...................................................  16
   (l)   Deposit of Proceeds Collateral..................................................  16
   (m)   Deposit of Additional Collateral................................................  16
   (n)   Senior Secured Credit Facility and Amended Term Loan Agreement..................  16
   (o)   Pledge Agreement................................................................  16
   (p)   Additional Documents............................................................  16

Section 6. Reimbursement of Initial Purchasers' Expenses.................................  16


Section 7. Offer, Sale and Resale Procedures.............................................  17

   (i)   Offers and Sales only to Qualified Institutional Buyers.........................  17

   (ii)  No General Solicitation.........................................................  17

   (iii) Restrictions on Transfer........................................................  17


Section 8. Indemnification...............................................................  18

    (a)   Indemnification of the Initial Purchasers......................................  18
    (b)   Indemnification of the Issuer and its Directors, Managers and Officers.........  19
    (c)   Notifications and Other Indemnification Procedures.............................  20
    (d)   Settlements....................................................................  20

Section 9. Contribution..................................................................  21


Section 10. Termination of this Agreement................................................  22


Section 11. Representations and Indemnities to Survive Delivery..........................  22


Section 12. Notices......................................................................  22


Section 13. Successors...................................................................  23


Section 14. Partial Unenforceability.....................................................  24


Section 15. Governing Law; Jurisdiction, Governing Law Provisions........................  24

   (a)   Governing Law Provisions........................................................  24
   (b)   Consent to Suit.................................................................  24
   (c)   Consent to Jurisdiction.........................................................  24

Section 16. Default of One or More Initial Purchasers....................................  25


Section 17. General Provisions...........................................................  25


Section 18. No Personal Liability of Certain Individuals.................................  25

SCHEDULE 1      Initial Purchasers
EXHIBIT A       Form of opinion of counsel for the Issuer
EXHIBIT B       Form of opinion of special Indian law counsel for the
                Issuer and the Tribe
EXHIBIT C       Form of opinion of special counsel for the Issuer
EXHIBIT D       Form of opinion of special Indian law counsel for the Issuer
ANNEX 1

                               PURCHASE AGREEMENT


                                                                  March 22, 2001

BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.
WELLS FARGO BROKERAGE SERVICES, LLC
BANC ONE CAPITAL MARKETS, INC.
   as Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street, 47th Floor
New York, NY  10019

Ladies and Gentlemen:

                  INTRODUCTORY. The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "Issuer"), a business enterprise of The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), proposes to issue and sell to Banc of America Securities LLC, Salomon Smith Barney Inc., Wells Fargo Brokerage Services, LLC and Banc One Capital Markets, Inc. (the "Initial Purchasers"), acting severally and not jointly, $200,000,000 aggregate principal amount of the Issuers' 9 1/4% Senior Notes due April 1, 2009 (the "Securities").

                  The Securities will be issued pursuant to an indenture, to be dated as of March 30, 2001 (the "Indenture"), among the Issuer, the Tribe and Firstar Bank N.A., as trustee (the "Trustee").

                  The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of March 30, 2001 (the "Registration Rights Agreement"), among the Issuer and the Initial Purchasers, pursuant to which the Issuer will agree to file, pursuant to the circumstances set forth therein, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Securities (as defined below) under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

                  The Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the

Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act ("Rule 144A") or Regulation S under the Securities Act ("Regulation S")).

                  The Issuer has prepared and delivered to the Initial Purchasers copies of a Preliminary Offering Memorandum, dated March 6, 2001 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to the Initial Purchasers copies of the Offering Memorandum, each describing the terms of the Securities, for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Issuer's Offering Memorandum, dated March 22, 2001, including amendments, supplements or exhibits thereto, in the most recent form that has been prepared and delivered by the Issuer to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(f)) furnished by the Issuer prior to the completion of the distribution of the Securities.

                  The net proceeds from the issuance of the Securities, together with $10,625,000 of additional funds to be deposited by the Issuer, will be delivered to and held by Firstar Bank N.A., as collateral agent (the "Collateral Agent"), pursuant to a collateral pledge and security agreement, to be dated March 30, 2001 (the "Pledge Agreement"). In connection with the satisfaction of certain conditions set forth in the Pledge Agreement, the Collateral Agent will release the Collateral (as defined in the Pledge Agreement) to or upon the order of the Issuer. In the event the conditions for the release of the funds deposited in the collateral account pursuant to the Pledge Agreement are not completed prior to eighty-three days after the Closing Date, Issuer will be required to redeem the Securities in accordance with their terms.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

                  Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Offering Memorandum.

                  The Issuer hereby confirms its agreement with the Initial Purchasers as follows:

                  SECTION 1. REPRESENTATIONS AND WARRANTIES.

                  The Issuer hereby represents, warrants and covenants to the Initial Purchasers as follows:

                  (a) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
         Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

                  (b) NO INTEGRATION OF OFFERINGS OR GENERAL SOLICITATION. The Issuer has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Issuer, its respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")), or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuer, its Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer, its Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

                  (c) ELIGIBILITY FOR RESALE UNDER RULE 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended (the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

                  (d) THE OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuer in writing by the Initial Purchasers expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4). The Issuer has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

                  (e) THE PURCHASE AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuer, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (f) THE REGISTRATION RIGHTS AGREEMENT. At the Closing Date the Registration Rights Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Issuer, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Pursuant to the Registration Rights Agreement, the Issuer will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Issuer with terms substantially identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities

         (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its best efforts to cause such registration statements to be declared effective. The Registration Rights Agreement will conform in all material respects to the statements relating thereto contained in the Offering Memorandum.

                  (g) AUTHORIZATION OF THE SECURITIES AND THE EXCHANGE SECURITIES. (i) The Securities to be purchased by the Initial Purchasers from the Issuer are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture; and
         (ii) the Exchange Securities have been duly and validly authorized for issuance by the Issuer, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

                  (h) SECURITY INTEREST. As of the Closing Date, all actions necessary to perfect and protect the security interest in the Collateral (as defined in the Pledge Agreement) created under the Pledge Agreement have been duly made or taken and will be in full force and effect, and the Pledge Agreement creates in favor of the Trustee and the holders of the Securities, together with such actions, a perfected first priority security interest in the Collateral, enforceable as against all creditors of Issuer (and any persons purporting to purchase any of the Collateral from the Issuer).

                  (i) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by each of the Issuer and the Tribe and, at the Closing Date will have been duly executed and delivered by each of the Issuer and the Tribe and will constitute a valid and binding agreement of each of the Issuer and the Tribe, enforceable against each of the Issuer and the Tribe in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (j) AUTHORIZATION OF THE PLEDGE AGREEMENT. The Pledge Agreement has been duly authorized by Issuer and (assuming due authorization, execution and delivery by other parties thereto) will constitute a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (k) DESCRIPTIONS IN THE OFFERING MEMORANDUM. The Securities, the Indenture and the Pledge Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum. The Exchange Securities will conform in all material respects to the respective statements relating thereto contained in the Offering

         Memorandum and the Registration Statement, at the time such Registration Statement becomes effective.

                  (l) NO MATERIAL ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in the Offering Memorandum (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects (including, but not limited to, with respect to the ownership and operation of the Silver Star Hotel and Casino and the business thereof) of the Issuer (any such change is called a "Material Adverse Change"); (ii) the Issuer has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for $9,534,372 and $7,591,070 distributed by the Issuer to the Tribe on January 23, 2001 and February 23, 2001, respectively, and $9,764,906 to be distributed by the Issuer to the Tribe on March 26, 2001, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of capital stock or any other type of equity interests, as the case may be, or repurchase or redemption by the Issuer of any other type of equity interests, as applicable.

                  (m) INDEPENDENT ACCOUNTANTS. (i) PricewaterhouseCoopers LLP (collectively, the "Independent Accountants"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum, are independent public or certified public accountants, with respect to the Issuer within the meaning of Regulation S-X under the Securities Act and the Exchange Act; and (ii) Ernst & Young LLP (collectively, "Ernst & Young"), who have expressed their opinion with respect to the financial statements and supporting schedules of the Silver Star Resort and Casino for the fiscal years ended 1996 and 1997, are independent public or certified public accountants with respect to the Issuer within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

                  (n) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements of the Issuer (including those relating exclusively to the Silver Star Resort and Casino), together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the Issuer as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data with respect to the Issuer set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Historical Financial and Other Data" and "Selected Historical Financial and Other Data" fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum.

                  (o) TRIBE. The Tribe is a federally recognized Indian Tribe, with authority to enter into and perform its obligations under the Indenture. The Constitution of the Tribe dated March 28, 1975 (the "Constitution") was validly adopted by the Tribe, is effective according to its terms, and is the law of the Tribe.

                  (p) ORGANIZATION AND GOOD STANDING OF THE ISSUER. The Issuer has been duly established and is validly existing under Tribal Ordinance 56 as an unincorporated business enterprise of the Tribe, and is in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Securities, the Exchange
         Securities, the Indenture and the Pledge Agreement. The Issuer is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse
         Change. The Issuer does not own or control any direct or indirect subsidiaries or other enterprises or business entities.

                  (q) CAPITALIZATION AND OTHER MATTERS. At December 31, 2000, after giving effect to the issuance and sale of the Securities pursuant hereto, the entering into of the Senior Secured Revolving Credit Facility dated December 19, 2000 (the "Senior Secured Credit Facility") and the Amended and Restated Term Loan Agreement dated as of December 19, 2000 (the "Amended Term Loan Agreement"), (each as further described in the Offering Memorandum), and the application of the proceeds from the sale of the Securities, the Issuer would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization". All of the outstanding equity interests of the Issuer have been duly authorized and validly issued and are fully paid. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any equity interests of the Issuer or any subsidiary other than those accurately described in the Offering Memorandum.

                  (r) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. The Issuer is not in violation of any of the organizational, statutory or legal documents of the Issuer or the Tribe, or in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject (each, an "Existing Instrument"), or in violation of any local, tribal, state or federal law, statute, ordinance, rule, regulation, requirements, judgement or court decree (including, without limitation, any requirement, regulation or decree under the Indian Gaming Regulatory Act of 1988), except for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. The Issuer's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Pledge Agreement and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the organizational, statutory or legal documents of the Issuer or the Tribe, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or the Tribe pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree (including, without limitation, any requirement, regulation or decree under the Indian Gaming Regulatory Act of 1988) applicable to the Issuer or the Tribe or any of their respective properties or assets. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, without limitation, any Gaming Authority, as such term is defined in the Indenture) is required for the Issuer's or the Tribe's, as applicable, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture or the Pledge Agreement or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as will be obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum and the Registration Rights Agreement, and
         (ii) such as will not result in a Material Adverse Change or have a material adverse effect on the offering and sale of the Securities and the transactions contemplated hereby. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or the Tribe.

                  (s) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuer's knowledge, threatened (i) against or affecting the Issuer or the Tribe, (ii) which has as the subject thereof any property owned or leased by the Issuer or used by the Issuer in the operation of its business, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Issuer or the Tribe and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Issuer exists or, to the best of the Issuer's knowledge, is threatened or imminent.

                  (t) INTELLECTUAL PROPERTY RIGHTS. The Issuer owns or possesses sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") necessary to conduct its business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Issuer has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (u) ALL NECESSARY PERMITS, ETC. The Issuer possesses such valid and current licenses, certificates, authorizations or permits (except for the tribal gaming licenses required upon the construction and operation of the Golden Moon Hotel and Casino) issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies (including any gaming authority) necessary to conduct its business as now conducted and as contemplated to be conducted in the Offering Memorandum, and the Issuer has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change. The Issuer has no reason to believe that it will not acquire the tribal gaming licenses required when the Golden Moon Hotel and Casino is constructed and operating and when additional gaming equipment is acquired as contemplated by the Offering Memorandum.

                  (v) TITLE TO PROPERTIES. At the Closing Date the Issuer will have good and marketable title to all its properties and assets, including those set forth on the balance sheet of the Issuer contained in the Offering Memorandum or reflected as owned in the Offering Memorandum (except for real property held in trust by the United States of America for the benefit of the Tribe), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as are disclosed in the Offering Memorandum or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Issuer.

         Any real property, improvements, equipment and personal property held under lease by the Issuer are held under valid and enforceable leases, with such exceptions as are not material or do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Issuer. Additionally, the sites of the proposed Golden Moon Hotel and Casino and the Silver Star Hotel and Casino are on lands the fee title to which is held by the United States of America in trust for the Tribe and over which the Tribe exercises "governmental power" within the meaning of IGRA. Such lands have been held in trust by the United States of America for the Tribe since prior to October 17, 1988 and constitute "Indian Lands" within the meaning of 25 U.S.C. Section 2703(4). These lands also constitute a part of the Mississippi Choctaw Indian Reservation under Public Law 106-228, 106 Congress, Second Session, Act of June 29, 2000.

                  (w) TAX LAW COMPLIANCE. The Issuer has filed all federal, state, tribal and foreign income and franchise tax returns required to be filed and has paid all taxes shown on such returns required to be paid by the Issuer which are due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against the Issuer. The Issuer has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state, tribal and foreign income and franchise taxes for all periods as to which the tax liability of the Issuer has not been finally determined, except where such failure would not result in a Material Adverse Change.

                  (x) ISSUER NOT AN "INVESTMENT COMPANY". The Issuer has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Issuer is not, nor after receipt of payment for the Securities will it be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  (y) INSURANCE. The Issuer is, and at the Closing Date will be, insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Issuer against theft, damage, destruction, acts of vandalism and earthquakes. The Issuer has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Issuer has not been denied any insurance coverage which it has sought or for which it has applied and there are no claims by the Issuer under any current policy as to which any insurance company is denying liability or defending under a reservation of rights clause.

                  (z) NO PRICE STABILIZATION OR MANIPULATION. The Issuer has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

                  (aa) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither of the Issuer nor, to the best of the Issuer's knowledge, any employee or agent of the Issuer, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

                  (bb) ISSUER'S ACCOUNTING SYSTEMS. The Issuer maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to material assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as would not, individually or in the aggregate, result in a Material Adverse Change
         (i) the Issuer is not in violation of any federal, state, tribal, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Issuer under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Issuer received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Issuer is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Issuer has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Issuer, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Issuer's knowledge, threatened against either of the Issuer or any person or entity whose liability for any Environmental Claim the Issuer has retained or assumed either contractually or by operation of law; and (iii) to the best of the Issuer's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Issuer, or against any person or entity whose liability for any Environmental Claim the Issuer has retained or assumed either contractually or by operation of law.

                  (dd) TAXES; FEES. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Securities.

                  (ee) REGULATION S COMPLIANCE. The Issuer and its affiliates and all authorized persons acting on its behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                  (ff) GAMING ACTIVITIES OF THE TRIBE. All gaming activities of the Tribe constituting or relating to the ownership and operation of the Silver Star Hotel and Casino and the Golden Moon Hotel and Casino (including all Class II Class III gaming activities within the meaning of IGRA) are conducted on behalf of the Tribe by the Issuer and not through any agency or instrumentality.

                  (gg) GOVERNMENT REGULATION. Except for the Tribe's Ordinance 56, the provisions of which have been complied with, the Issuer is not subject to regulation under any law limiting or regulating its ability to incur indebtedness for money borrowed or to otherwise perform its obligations hereunder.

                  (hh) ERISA. Neither the Issuer nor any "ERISA Affiliate" (as defined below), maintains, contributes to or is required to contribute to any "employee pension benefit plan" that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of this subsection, "ERISA Affiliate" is defined to mean, with respect to the Issuer, any member of any group or organization described in Section 414 of the Internal Revenue Code of 1986, as amended, of which the Issuer is a member.

                  Any certificate signed by an officer of the Issuer and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuer to each Initial Purchaser as to the matters set forth therein.

                  SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

                  (a) THE SECURITIES. The Issuer agrees to issue and sell to the Initial Purchasers all of the Securities on the basis of the representations, warranties and agreements, and upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities as set forth on Schedule I opposite such Initial Purchaser's name at a purchase price of 98% of the principal amount thereof payable on the Closing Date.

                  (b) THE CLOSING DATE. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Issuer and the Initial Purchasers) at 9:00 a.m., New York City time, on March 30, 2001 or such other time and date as the Initial Purchasers shall designate by notice to the Issuer (the time and date of such closing are called the "Closing Date"). The Issuer hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuer or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

                  (c) DELIVERY OF THE SECURITIES. The Issuer shall deliver, or cause to be delivered, to Banc of America Securities LLC, for the account of the Initial Purchasers, certificates for the

         Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor, which will be immediately deposited in the account established under the Pledge Agreement. The certificates for the Securities shall be in such denominations and registered in the name of the Depositary as its nominee, pursuant to the DTC Letter of Representations to be entered into in connection with the purchase and sale of the Securities, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

                  (d) DELIVERY OF OFFERING MEMORANDUM TO THE INITIAL PURCHASERS. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Issuer shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

                  (e) INITIAL PURCHASERS AS QUALIFIED INSTITUTIONAL BUYERS. Each Initial Purchaser represents and warrants to, and agrees with, the Issuer that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer"), and (ii) with respect to those Securities sold in reliance on Regulation S, (A) it has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S and (B) it has complied and will comply with the offering restrictions requirement of Regulations S.

                  SECTION 3. ADDITIONAL COVENANTS. The Issuer covenants and agrees with each Initial Purchaser as follows:

                  (a) INITIAL PURCHASERS' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuer shall furnish to the Initial Purchasers and their counsel for review and comment a copy of each such proposed amendment or supplement, and the Issuer shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

                  (b) AMENDMENTS AND SUPPLEMENTS TO THE OFFERING MEMORANDUM AND OTHER SECURITIES ACT MATTERS. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of an Initial Purchaser or counsel for an Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Issuer agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

                  Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of an Initial Purchaser, such Initial Purchaser or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such Securities, the Issuer agrees (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

                  The Issuer hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

                  (c) COPIES OF THE OFFERING MEMORANDUM. The Issuer agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

                  (d) BLUE SKY COMPLIANCE. The Issuer shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Issuer shall not be required to qualify as a foreign entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign entity. The Issuer will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (e) USE OF PROCEEDS. The Issuer shall apply the net proceeds from the sale of the Securities in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

                  (f) ADDITIONAL ISSUER INFORMATION. As long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act ("Additional Issuer Information"). Such information, at the date of its provision by the Issuer to such holders or prospective purchasers, when such information is taken together with the Offering Memorandum and read in conjunction therewith as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders and the prospective purchasers designated by such holders from time to time of such restricted securities.

                  (g) FUTURE AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. During the period of 180 days following the date of the Offering Memorandum, the Issuer shall not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuer or securities exchangeable for or convertible into debt securities of the Issuer (other than as contemplated by this Agreement and to register the Exchange Securities).

                  (h) FUTURE REPORTS TO THE INITIAL PURCHASERS. For so long as any Securities or Exchange Securities remain outstanding, the Issuer will furnish to the Initial Purchasers (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Issuer containing its balance sheet as of the close of such fiscal year and statements of income, owner's equity and cash flows for the year then ended and the opinion thereon of the Issuer' independent public or certified public accountants and including such information and financial statements as would be required if the Issuer were filing such Annual Report with the Commission pursuant to the Exchange Act;
         (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Issuer with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Issuer mailed generally to owners of its debt securities (including the holders of the Securities).

                  (i) NO INTEGRATION. The Issuer agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or
         (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                  (j) LEGENDED SECURITIES. Each certificate for a Security will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

                  (k) PORTAL. The Issuer will use its reasonable best efforts to cause such Securities when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

                  (l) RATING OF SECURITIES. The Issuer shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Services Inc. ("Moody's"), to provide the credit ratings of BB- and B1, respectively, to the Securities.

                  (m) DTC. The Issuer will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

                  (n) DEPOSIT OF PROCEEDS COLLATERAL. Issuer shall direct the deposit of the net proceeds of the issuance and sale of the Securities with the Collateral Agent in accordance with the terms of the Pledge Agreement.

                  (o) DEPOSIT OF ADDITIONAL COLLATERAL. Prior to the closing of the issuance and sale of the Notes, Issuer shall deposit $10,625,000 (in addition to the amounts required to be deposited pursuant to clause
         (n) above) with the Collateral Agent in accordance with the terms of the Pledge Agreement.

                  The Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Issuer of any one or more of the foregoing covenants or extend the time for their performance.

                  SECTION 4. PAYMENT OF EXPENSES. The Issuer agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuer's counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture and the Securities, (v) all filing fees, reasonable attorneys' fees and expenses incurred by the Issuer or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by an Initial Purchaser, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising such Initial Purchaser of such qualifications, registrations and exemptions, (vi)/ the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) fees and expenses of the Collateral Agent, including fees and disbursements of counsel for the Collateral Agent in connection with the Pledge Agreement, (viii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the initial listing of the Securities with the PORTAL market, and (ix) the performance by the Issuer of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses.

                  SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuer set forth in Section 1 hereof as of the date hereof and as of, the Closing Date, as though then made and to the timely performance by the Issuer of its covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) ACCOUNTANTS' COMFORT LETTERS. On the date hereof, the Initial Purchasers shall have received from: (i) the Independent Accountants, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum; and (ii) from Ernst & Young, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchasers, delivered according to

         Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to certain financial information contained in the Offering Memorandum.

                  (b) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE. For the period from and after the date of this Agreement and prior to the Closing Date:

                           (i) in the judgment of the Initial Purchasers there
                  shall not have occurred any Material Adverse Change; and

                           (ii) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Issuer by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (c) OPINION OF COUNSEL FOR THE ISSUER. On the Closing Date, the Initial Purchasers shall have received a favorable opinion of Latham & Watkins, special counsel for the Issuer, dated as of such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel and including the opinions set forth in EXHIBIT A.

                  (d) OPINION OF SPECIAL INDIAN LAW COUNSEL FOR THE ISSUER AND THE TRIBE. On the Closing Date, the Initial Purchasers shall have received a favorable opinion of Roth, Van Amberg, Rogers, Ortiz, Fairbanks & Yepa, LLP, special Indian law counsel, dated as of such Closing Date, the form of which is attached as EXHIBIT B.

                  (e) OPINION OF SPECIAL COUNSEL FOR THE ISSUER. On the Closing Date, the Initial Purchasers shall have received a favorable opinion of Rome McGuigan Sabanosh, P.C., special Indian law counsel, dated as of such Closing Date, the form of which is attached as EXHIBIT C.

                  (f) OPINION OF SPECIAL INDIAN LAW COUNSEL FOR THE ISSUER. On the Closing Date, the Initial Purchasers shall have received a favorable opinion of Hobbs, Strauss, Dean & Walker, LLP, special Indian law counsel, dated as of such Closing Date, the form of which is attached as EXHIBIT D.

                  (g) OPINION OF COUNSEL FOR THE INITIAL PURCHASERS. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

                  (h) OFFICERS' CERTIFICATE OF THE ISSUER. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board of the Issuer and the Secretary-Treasurer of the Issuer, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                           (i) for the period from and after the date of this
                  Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

                           (ii) the representations, warranties and covenants of
                  the Issuer set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                           (iii) the Issuer has complied with all the agreements
                  and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (i) BRING-DOWN COMFORT LETTER. On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

                  (j) PORTAL LISTING. At the Closing Date, the Securities shall have been designated for trading on the PORTAL market.

                  (k) REGISTRATION RIGHTS AGREEMENT. The Issuer shall have entered into the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed counterparts thereof.

                  (l) DEPOSIT OF PROCEEDS COLLATERAL. Issuer shall have deposited, or shall have directed the deposit of the net proceeds of the offering with the Collateral Agent, as contemplated in the Pledge Agreement (it being understood that this condition shall be deemed satisfied to the extent it occurs simultaneously with the purchase and payment of the Securities).

                  (m) DEPOSIT OF ADDITIONAL COLLATERAL. Prior to the closing of the issuance and sale of the Notes, the Issuer shall have deposited $10,625,000 with the Collateral Agent, as contemplated by the Pledge Agreement.

                  (n) SENIOR SECURED CREDIT FACILITY AND AMENDED TERM LOAN AGREEMENT. Each of the Senior Secured Credit Facility and the Amended Term Loan Agreement shall be in full force and effect on the Closing Date.

                  (o) PLEDGE AGREEMENT. Issuer shall have entered into the Pledge Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed counterparts thereof.

                  (p) ADDITIONAL DOCUMENTS. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

                  SECTION 6. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. Regardless of whether the transactions contemplated hereby are completed, the Issuer agrees to reimburse the Initial Purchasers out of the net proceeds of the sale of the Securities on the Closing Date, for all reasonable out-of-pocket expenses that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to, fees and disbursements of counsel, the allocated cost of in-house counsel, printing expenses, travel, postage, facsimile and telephone charges; PROVIDED, HOWEVER, that so long as the issuance and sale of the Securities is consummated as contemplated by this Agreement, (i) the aggregate amount of such reimbursement will not exceed $400,000 and (ii) the Issuer will not be required to reimburse the Initial Purchasers for "road show" expenses.

                  The Initial Purchasers agree that they shall provide to the Issuer a credit equal in amount to 10% of the discount afforded to the Initial Purchasers pursuant to Section 2(a) hereof. Such credit may be applied by the Issuer to any fees and expenses that are due and payable by the Issuer to the Initial Purchasers pursuant to the terms hereof.

                  SECTION 7. OFFER, SALE AND RESALE PROCEDURES. The Initial Purchasers, on the one hand, and the Issuer, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                  (i) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in ANNEX I hereto, which ANNEX I is hereby expressly made a part hereof.

                  (ii) NO GENERAL SOLICITATION. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

                  (iii) RESTRICTIONS ON TRANSFER. Upon original issuance by the Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

                           "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY
                  WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT

                           (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE
                  TRANSFERRED ONLY

                           (i) (a) TO A PERSON WHO THE SELLER REASONABLY
                  BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF

                  RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

                           (ii)  TO THE ISSUER, OR

                           (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                           (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
                  REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuer for any losses, damages or liabilities suffered or incurred by the Issuer, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

                  SECTION 8. INDEMNIFICATION.

                  (a) INDEMNIFICATION OF THE INITIAL PURCHASERS. The Issuer agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Issuer contained herein; or (iii) in whole or in part upon any failure of the Issuer to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above to the extent such expenses are not covered in items (i) through (iv) above (subject to the limitations set forth below), provided that the Issuer shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its negligence or willful misconduct; and to reimburse the Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action to the extent such expenses are not covered in items (i) through (iv) above (subject to the limitations set forth below); provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that the Issuer will not be liable to the Initial Purchasers or any person controlling such Initial Purchasers with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum to the extent that the Issuer shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Initial Purchaser sold securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Offering Memorandum (as amended or supplemented) if the Issuer has previously furnished copies thereof to the Initial Purchasers (sufficiently in advance of the Closing Date to allow for distribution of the Offering Memorandum in a timely manner) and complied with its obligations under Sections 3(a) and 3(b) hereof and the loss, liability, claim, damage or expense of the Initial Purchasers resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Preliminary Offering Memorandum (as amended or supplemented) which was corrected in the Offering Memorandum (as amended or supplemented). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

                  (b) INDEMNIFICATION OF THE ISSUER AND ITS DIRECTORS, MANAGERS AND OFFICERS. Each Initial Purchaser agrees to indemnify and hold harmless the Issuer and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchasers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers expressly for use therein; and to reimburse the Issuer, or any such director or controlling person for any legal and other expenses reasonably incurred by the Issuer, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuer hereby acknowledges that the only information that the Initial Purchasers have furnished to the Issuer expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth (A) in the last full paragraph on introductory page ii of the Offering Memorandum concerning stabilization by the Initial Purchasers and (B) in the first eight sentences of the fifth paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchasers may otherwise have.

                  (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchasers in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or
         (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuer, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                  The Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                  Notwithstanding the provisions of this Section 9, the Initial Purchasers shall not be required to contribute any amount in excess of the total discount received by the Initial Purchasers in connection with the Securities distributed by them. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of the Initial Purchasers and each person, if any, who controls either of the Initial Purchasers within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuer, and each person, if any, who controls the Issuer within the meaning of the Securities Act and the Exchange Act, shall have the same rights to contribution as the Issuer.

                  SECTION 10. TERMINATION OF THIS AGREEMENT. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Issuer, if at any time (i) a general banking moratorium shall have been declared by any of federal, Mississippi or any other state authorities; (ii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities;
(iii) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business operations or prospects of the Tribe; or (iv) the Issuer shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Issuer regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Issuer to any Initial Purchaser, except that the Issuer shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Issuer, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                  SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Issuer or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

                  SECTION 12. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

                  Banc of America Securities LLC
                  9 West 57th Street, 47th Floor
                  New York, NY  10019
                  Attention:  High Yield Capital Markets
with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Facsimile:  (212) 848-7179
                  Attention:  Richard B. Vilsoet

If to the Issuer:

                  Choctaw Resort Development Enterprise
                  P.O. Box 6260, Choctaw Branch
                  Philadelphia, Mississippi 39350
                  Facsimile:  (601) 656-5861
                  Attention:  Chairman of the Board

                  and

                  Attorney General of Mississippi Band of Choctaw Indians 354 Industrial Drive
                  Philadelphia, Mississippi  39350
                  Attention:  Attorney General

with copies to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, NY 10022
                  Facsimile:  (212) 751-4864
                  Attention:  Raymond Lin

                  Roth, Van Amberg, Rogers, Ortiz, Fairbanks & Yepa, LLP P.O. Box 1447
                  Sante Fe, NM 87504
                  Attention: C. Bryant Rogers

                  Rome McGuigan Sabanosh, P.C.
                  One State Street
                  Hartford, CT 06103
                  Attention:  Helga M. Woods

                  Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers by reason of such purchase.

                  SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  SECTION 15. GOVERNING LAW; JURISDICTION, GOVERNING LAW PROVISIONS.

                  (a) GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE.

                  (b) CONSENT TO SUIT. The Issuer irrevocably waives, to the fullest extent permitted by applicable law, its sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by the Trustee (or by the holders of Securities or their respective representatives), to interpret or enforce the terms of this Agreement and to enforce and execute any judgment resulting therefrom against any assets of the Issuer. Notwithstanding any provisions of law or canon of construction, the Issuer intends this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Agreement. Without limiting the generality of the foregoing, the Issuer waives its immunity from unconsented suit to permit any court of competent jurisdiction or arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association to: (i) enforce and interpret the terms of this Agreement and award and enforce the award of damages owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings or arbitration; (ii) determine whether any consent or approval of the Issuer has been improperly granted or unreasonably withheld; (iii) enforce any judgment prohibiting the Issuer from taking any action, or mandating or obligating the Issuer to take any action, including a judgment compelling the Issuer to submit to binding arbitration; and
(iv) as to a court only but not arbitrators, adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. Section 1302 (or any successor statute).

                  (c) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

                  SECTION 16. DEFAULT OF ONE OR MORE INITIAL PURCHASERS. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial

Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date and arrangements satisfactory to the Initial Purchasers and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6,
Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Issuer shall have the right to postpone the Closing Date as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                  SECTION 18. NO PERSONAL LIABILITY OF CERTAIN INDIVIDUALS. No official, agent, director, officer, employee, incorporator or stockholder of the Issuer or holder of an ownership interest of the Issuer or any of its Subsidiaries shall have any liability for any of the Issuer's obligations under this Agreement, or for any claim based on, in respect of, or by reason of, these obligations or their creation. The Initial Purchasers waive and release these individuals from this liability. The waiver may not be effective to waive liabilities under the federal securities laws. Other than as specifically set forth in this Agreement, nothing contained herein shall constitute a waiver of the sovereign immunity of the Issuer.

                                    Very truly yours,


                                    THE MISSISSIPPI BAND OF CHOCTAW INDIANS
                                    D/B/A CHOCTAW RESORT DEVELOPMENT ENTERPRISE



                                    By: /s/ Phillip Martin
                                        -------------------------------------
                                        Name:  Phillip Martin
                                        Title: Chairman of the Board



                                    By: /s/ Harrison Ben
                                        -------------------------------------
                                        Name:  Harrison Ben
                                        Title: Secretary-Treasurer

                  The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

                          BANC OF AMERICA SECURITIES LLC,
                          for themselves and the other Initial Purchaser named in Schedule I.


                          By: /s/ Bruce R. Thompson
                              -------------------------------------
                              Name:  Bruce R.  Thompson
                              Title: Managing Director

                                   SCHEDULE 1

                                                                            PRINCIPAL AMOUNT
                                                                           OF SECURITIES TO BE
                            INITIAL PURCHASER                                    PURCHASED
                            -----------------                              -------------------
Banc of America Securities LLC.........................................        $ 120,000,000
Salomon Smith Barney Inc...............................................           50,000,000

Wells Fargo Brokerage Services, LLC....................................           20,000,000

Banc One Capital Markets, Inc..........................................           10,000,000
                                                                               -------------
                                    Total..............................        $ 200,000,000
                                                                               =============


                                                                     EXHIBIT A

                    FORM OF OPINION OF COUNSEL FOR THE ISSUER

         (i) The Indenture is the legally valid and binding agreement of the Issuer and the Tribe, enforceable against the Issuer and the Tribe in accordance with its terms.

         (ii) The Registration Rights Agreement is the legally valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

         (iii) The Pledge Agreement is the legally valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

         (iv) The Securities are in the form contemplated by the Indenture and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture.

         (v) The Exchange Securities, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Registration Rights Agreement, will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

         (vi) The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum.

         (vii) The statements in the Offering Memorandum under the caption "United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the federal tax laws of the United States, are accurate in all material respects.

         (viii) No consent, approval, authorization or other order of, or registration or filing with any federal or New York court or governmental or regulatory authority or agency, is necessary or required in connection with
(a) the due authorization, execution, delivery and performance of the Purchase Agreement by the Issuer, (b) the due authorization, execution, delivery and performance of the Registration Rights Agreement by the Issuer,
(c) the due authorization, execution, delivery and performance of the Collateral Pledge and Security Agreement by the Issuer, (d) the due authorization, execution, delivery and performance of the Indenture by the Issuer and the Tribe, (e) the offering issuance and delivery of the Securities to the Initial Purchasers, (f) the resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement, (g) the issuance and sale of the Exchange Securities, (h) the performance by the Issuer and the Tribe of their respective obligations under the Operative Documents in connection with the offering, issuance or sale of the Securities pursuant to the Purchase Agreement or (i) consummation of the transactions contemplated by the Purchase Agreement, Registration Rights Agreement, Collateral Pledge and Security Agreement, Indenture or by the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds"), except in each case, such as may be required under state "Blue Sky" laws, other New York or federal law relating to Indian matters or BIA or NIGC rules and regulations.

         (ix) The execution, delivery and performance on the date hereof of each of the Operative Documents by the Issuer and of the Indenture by the Tribe, and the issuance and delivery of the Securities or the Exchange Securities and the consummation of the transactions contemplated thereby on the date hereof (i) will not conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to, or required the consent of any other party to, any material agreements listed on Schedule I to such opinion (the "Material Agreements"), except for such conflicts, breaches or defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (ii) will not result in any violation of any federal or New York law or administrative regulation, applicable to the Issuer or the Tribe (other than antitrust laws, state "Blue Sky" laws, New York or federal law relating to Indian matters, BIA or NIGC rules and regulations and, except to the extent otherwise covered by such opinion, any antifraud laws).

         (x) The Issuer is not, and, after giving effect to the offering and the sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an "investment company", as such term is defined by the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         (xi) It is not necessary in connection with the Issuer's offer, sale and delivery of the Securities to the Initial Purchasers pursuant to the Purchase Agreement or the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the Securities Act of 1933, as amended, or, to qualify the Indenture under the Trust Indenture Act of 1939, as amended. Such counsel need not express any opinion, however, as to when or under what circumstances any Securities initially sold by the Initial Purchasers may be reoffered or resold.

         (xii) The Securities are eligible for resale pursuant to Rule 144A of the Securities Act and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under
Section 6 of the Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system.

         (xiii) The provisions of the Collateral Pledge and Security Agreement are effective to create valid security interests in favor of the Collateral Agent for the benefit of the Secured Parties in that portion of the collateral described in the Collateral Pledge and Security Agreement in which a security interest may be created under Article 9 of the UCC (the "Collateral") as security for the payment, to the extent set forth therein, of the Secured Obligations of the Borrower to the Secured Parties under the Financing Documents.

         (xiv) Upon execution and delivery of the Collateral Pledge and Security Agreement regarding the Securities Account and the Securities Entitlements carried therein, the security interest in favor of the Collateral Agent for the benefit of the Secured Parties, to the extent set forth therein, in the Securities Accounts and the Securities Entitlements carried therein will be perfected.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Issuer and the Tribe, counsel to the Issuer and the Tribe, representatives of the independent public accountants for the Issuer and the Tribe, and representatives of the Initial Purchasers, at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified in opinion paragraphs (vi) and (vii) above), and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused them to believe that the Offering Memorandum, as of its date or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any belief with respect to the financial statements or other financial data included in, or omitted from, the Offering Memorandum.

                                                                     EXHIBIT B

         FORM OF SPECIAL INDIAN LAW COUNSEL FOR THE ISSUER AND THE TRIBE

         (i) The Issuer has been duly established by Resolution CHO-00-010 authorizing its creation under Ordinance 56 and is validly existing as an unincorporated business enterprise of the Tribe and is in good standing in each case under the laws of the jurisdiction of its organization.

         (ii) The Issuer has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Collateral Pledge and Security Agreement, the Indenture, the Securities and, when issued, the Exchange Securities.

         (iii) The Issuer is a wholly owned business entity of the Tribe.

         (iv) The Tribe is a federally recognized Indian tribe with authority to enter into and perform its obligations under the Indenture. The Constitution of the Tribe was validly adopted by the Tribe, is effective according to its terms and is the governing law of the Tribe.

         (v) The Tribal Chief and the Tribal Council of the Mississippi Band of Choctaw Indians (the "Tribal Council") are the governing body of the Tribe, with full power to bind the Tribe and to cause the Tribe to enter into the Indenture. The Board of Directors of the Issuer (the "Board of Directors") is the governing body of the Issuer with power to bind the Issuer and cause the Issuer to enter into the Operative Documents, subject to approval of the Tribal Council as to certain matters. The Tribal Chief, Tribal Council, Board of Directors, and other officers of the Tribe and other officers of the Issuer that have approved, authorized and executed the Operative Documents, possess authority to execute the Operative Documents and to bind the Tribe and the Issuer thereto, in accordance with the capacity in which and the entity for which those documents are executed.

         (vi) The Compact has been duly entered into and validly authorized by the State of Mississippi and the Tribe, has been duly approved by the Secretary of the Interior of the United States, such approval has been duly published in the Federal Register, and no further action is required to make the Compact effective.

         (vii) The Gaming Code was validly adopted by the Tribal Council, and was validly approved by the National Indian Gaming Commission, and is part of the law of the Tribe.

         (viii) The Choctaw Tribal Courts (the "Tribal Courts"), created by the 1980 Ordinance (the "Tribal Courts Ordinance"), are validly established judicial entities of the Tribe, and are the only tribal courts having jurisdiction for the Tribe over all disputes (including those related to gaming) on the lands of the Tribe. The adoption by the Tribal Council in the Tribal Courts Ordinance (as amended) of the rules of civil and appellate procedure, and professional and judicial conduct, to govern the Tribal Courts and appeals to the Tribal Supreme Court are valid and effective acts of the Tribal Council, and those rules and procedures are part of the law of the Tribe.

         (ix) There is no requirement under the Compact, or the Gaming Ordinance, or any other law of the Tribe, that any holder of securities, solely in his or her capacity as a holder of securities, apply for or receive any individual license, any individual certificate, or any other individual authorization from any federal, state, or tribal governmental authority, to acquire or retain the rights of a holder of Securities under the Indenture.

         (x) The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuer, and is enforceable against the Issuer in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (xi) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuer, and is enforceable against the Issuer in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (xii) The Collateral Pledge and Security Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuer, and is enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (xiii) The Indenture has been duly authorized, executed and delivered by each of the Issuer and the Tribe, and constitutes a valid and binding agreement of both the Issuer and the Tribe, enforceable against each in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

         (xiv) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Issuer for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Issuer and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment by you of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity, and will be entitled to the benefits of the Indenture.

         (xv) The Exchange Securities have been duly and validly authorized for issuance by the Issuer, and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Registration Rights Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

         (xvi) The statements in the Offering Memorandum under the captions "Business--Legal Proceedings," "Business--Property," "Description of Material Agreements," and "Description of Certain Indebtedness" insofar as such statements constitute a description of matters of law, the Issuer's or the Tribe's organizational documents, summaries of legal proceedings, or legal conclusions contained in the Offering Memorandum, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

         (xvii) Except as noted in the proviso at the close of this paragraph, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental or regulatory authority or agency, domestic or foreign, is necessary or required in connection with (a) the due authorization, execution, delivery and performance of the Purchase Agreement by the Issuer, (b) the due authorization, execution, delivery and performance of the Registration Rights Agreement by the Issuer, (c) the due authorization, execution, delivery and performance of the Collateral Pledge and Security Agreement by the Issuer, (d) the due authorization, execution, delivery and performance of the Indenture by the Issuer and the Tribe, (e) the offering, issuance and delivery of the Securities to the Initial Purchasers, (f) the resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement, (g) the issuance and sale of the Exchange Securities, (h) the performance by the Issuer and the Tribe of their respective obligations under the Operative Documents in connection with the offering, issuance and sale of the Securities pursuant to the Purchase Agreement, or (i) consummation of the transactions contemplated by the Purchase Agreement, Registration Rights Agreement, the Collateral Pledge and Security Agreement, Indenture, or by the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds"), provided that pursuant to the Gaming Code and 25 U.S.C.
Section 2701 et. seq., the Issuer will have to secure additional tribal gaming licenses and clearances for the Issuer, its new personnel and new gaming machines upon completion of the Golden Moon.

         (xviii) The execution, delivery and performance of each of the Purchase Agreement, the Registration Rights Agreement, the Collateral Pledge and Security Agreement, and the Indenture by the Issuer and of the Indenture by the Tribe, and the issuance and delivery of the Securities or the Exchange Securities by the Issuer and the consummation of the transaction contemplated thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the organizational, statutory or legal documents of the Issuer or the Tribe, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree (including any gaming laws) applicable to the Issuer or the Tribe.

         (xix) To the best of such counsel's knowledge, the Issuer is not in violation of its organizational documents or any law, administrative regulation or administrative or court decree applicable to the Issuer and is not in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Issuer is a party or by which it may be bound or to which any of the property or assets of the Issuer is subject, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         (xx) There are no legal or governmental actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened
(i) against or affecting the Issuer, (ii) which has as the subject thereof any property owned or leased by the Issuer, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Issuer and (B) any such action, suit or proceeding if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. To the best of such counsel's knowledge, no material labor dispute with the employees of the Issuer exists or, to the best of such counsel's knowledge, is threatened or imminent.

         (xxi) All descriptions in the Offering Memorandum of contracts and other documents to which the Issuer is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, securities, leases or other instruments that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

         (xxii) The waiver of sovereign immunity from unconsented suit by the Tribe and/or the Issuer contained in each of the Operative Documents is in compliance in all material respects with applicable federal and Tribal Law and constitutes a valid and binding obligation of the Tribe and the Issuer, as applicable, enforceable against the Tribe and the Issuer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Operative Document is considered in a proceeding of law or in equity).

         (xxiii) The choice of governing law by the Tribe and the Issuer contained in each of the applicable Operative Documents is in compliance in all material respects with applicable federal and Tribal Law and constitutes a valid and binding obligation of the Tribe and the Issuer, enforceable against the Tribe and the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights (including, without limitation, the effect of statutory and other laws regarding fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Operative Agreement is considered in a proceeding at law or in equity).

                                                                     EXHIBIT C


                     FORM OF SPECIAL COUNSEL FOR THE ISSUER

         (i) The Indenture, the Collateral Pledge and Security Agreement and the Securities do not contain any provisions that effect changes or additions to the forms of such documents authorized by the Tribe and the Issuer that are materially adverse to the interests of the Tribe or the Issuer.

                                                                     EXHIBIT D


                FORM OF SPECIAL INDIAN LAW COUNSEL FOR THE ISSUER

         (i) With respect to federal Indian law, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental or regulatory authority or agency, domestic or foreign, is necessary or required in connection with (a) the due authorization, execution, delivery and performance of the Purchase Agreement by the Issuer,
(b) the due authorization, execution, delivery and performance of the Registration Rights Agreement by the Issuer, (c) the due authorization, execution, delivery and performance by the Issuer of the Collateral Pledge and Security Agreement, (d) the due authorization, execution, delivery and performance of the Indenture by the Issuer and the Tribe, (e) the offering, issuance, and delivery of the Securities to the Initial Purchasers, (f) the resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement, (g) the issuance and the sale of the Exchange Securities,
(h) the performance by the Issuer and the Tribe of their respective obligations under the Operative Documents, in connection with the offering, issuance and sale of the Securities pursuant to the Purchase Agreement, or
(i) consummation of the transactions contemplated by the Purchase Agreement, Registration Rights Agreement, the Collateral Pledge and Security Agreement, Indenture, or by the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds").

         (ii) The execution, delivery and performance as of the date hereof by the Issuer and the Tribe, as applicable, of the Indenture, the Purchase Agreement, the Registration Rights Agreement, the Collateral Pledge and Security Agreement, the issue and sale of the Securities and the consummation as of the date hereof by the Issuer and the Tribe of the transactions contemplated thereby and by the Offering Memorandum do not to such counsel's knowledge, violate any federal statute or regulation applicable to the Issuer or the Tribe (other than with respect to federal securities statues and regulations, certain matters with respect to which are addressed in the opinion of Latham & Watkins).

         (iii) The waiver of sovereign immunity from unconsented suit by the Tribe and/or the Issuer contained in each of the Operative Documents is in compliance in all material respects with applicable federal Indian law.

         (iv) There is no requirement under the Indian Gaming Regulatory Act of 1988 that any holder of Securities, solely in his or her capacity as a holder of Securities, apply for or receive any individual license, certificate or other authorization from any federal authority to acquire or retain the rights of a holder of Securities under the Indenture.

         (v) No consent, approval, authorization or other order of, or registration or filing with the Department of the Interior or the National Indian Gaming Commission is necessary or required in connection with (a) the due authorization, execution, delivery and performance of the Purchase Agreement by the Issuer, (b) the due authorization, execution, delivery and performance of the Registration Rights Agreement by the Issuer, (c) the due authorization, execution, delivery and performance by the Issuer of the Collateral Pledge and Security Agreement, (d) the due authorization, execution, delivery and performance of the Indenture by the Issuer and the Tribe, (e) the offering, issuance, sale and delivery of the Securities to the Initial Purchasers, (f) the resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement, (g) the issuance and the sale of the Exchange Securities, (h) the performance by the Issuer and the Tribe of their respective obligations under the Operative Documents in connection with the offering, issuance and sale of the Securities pursuant to the Purchase Agreement, or (i) consummation of the transactions contemplated by the Purchase

Agreement, Registration Rights Agreement, the Collateral Pledge and Security Agreement, Indenture, or by the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds").

         (vi) Nothing contained in the Gaming Regulations would prevent the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement from being the valid and binding obligation of the Issuer and the Tribe, as applicable, enforceable against the Issuer in accordance with its terms.

         (vii) No taxes, fees and other charges are required under the Gaming Regulations or other laws to be paid in connection with the execution, delivery and performance of the Operative Documents.

         (viii) Neither the Trustee nor any holder of the Securities (collectively referred to as "Persons") is required, solely by reason of the transactions referred to in the Operative Documents, or the exercise of the remedies provided for the Operative Documents, to be found suitable to or be licensed under the Gaming Regulations.

         (ix) The statements in the Offering Memorandum under the captions "Risk Factors - A change in our current non-taxable status could have a material adverse effect on our cash flow and our ability to fulfill our obligations under the Notes," "Risk Factors - Any adverse changes in the laws regulating our gaming operations could have a material adverse effect on our ability to conduct gaming operations and to fulfill our obligations under the Notes," "Risk Factors - Your ability to enforce your rights against us or the Tribe is limited by the Tribe's sovereign immunity and internal dispute resolution process. If you are unable to enforce your rights, you may loose your entire investment in the Notes," "Risk Factors - Neither the Tribe nor we may be subject to the United States Bankruptcy Code, which could impair the ability of the holders to realize on our assets," and "Government Regulation," insofar as such statements constitute a description of matters of law, summaries of legal proceedings, or legal conclusions contained in the Offering Memorandum, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                                                                       Annex A

Resale Pursuant to Regulation S of Rule 144A

         Each Initial Purchaser understands that:

                  (i) The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

                  (ii) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
                  (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities
                  Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."